SECURITY EQUITY FUND
FILE NO. 811-01136
CIK NO. 0000088525


EX-99.77C


A special meeting of the fund's shareholders was held on June 1, 2006. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents a single share held on the record date for the meeting.

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ISSUE:  a.  To approve a proposed  Plan of  Reorganization  for Security  Equity
            Fund Enhanced Index Series.
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                                              VOTES
                                     -----------------------
                                                   AGAINST/      TOTAL NUMBER OF
              FUND                     FOR       ABSTENTIONS       SHARES VOTED
--------------------------------------------------------------------------------
                                     653,873       287,461           941,334
================================================================================


================================================================================
ISSUE:  b.  To approve a proposed  Plan of  Reorganization  for Security  Equity
            Fund Large Cap Growth Series.
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                                              VOTES
                                     -----------------------
                                                   AGAINST/      TOTAL NUMBER OF
              FUND                     FOR       ABSTENTIONS       SHARES VOTED
--------------------------------------------------------------------------------
                                     931,051       417,632          1,348,683
================================================================================


================================================================================
ISSUE:  c.  To approve a proposed  Plan of  Reorganization  for Security  Equity
            Fund Social Awareness Series.
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                                              VOTES
                                     -----------------------
                                                   AGAINST/      TOTAL NUMBER OF
              FUND                     FOR       ABSTENTIONS       SHARES VOTED
--------------------------------------------------------------------------------
                                     307,135       142,368           449,503
================================================================================